SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Baldwin Technology Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BALDWIN TECHNOLOGY COMPANY, INC.

2000 NW Corporate Boulevard,
Suite 101
Boca Raton, FL 33431 USA

Notice of Annual Meeting of Stockholders
To Be Held November 10, 2011

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the “Company”) will be held at the Hotel Sierra, 830 Bridgeport Avenue, Shelton, Connecticut, 06484, on Thursday, the 10th day of November, 2011 at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect two Class III Directors to serve for three-year terms or until their respective successors are duly elected and qualified;

     2. To ratify the appointment of Grant Thornton LLC as the Company’s independent registered public accountants for the fiscal year ending June 30, 2012;

     3. To approve an amendment to the Company’s 2005 Equity Compensation Plan, as amended, to increase the maximum aggregate number of shares of the Company’s Class A Common Stock that may be issued to Participants or their Beneficiaries pursuant to all Awards granted under the Plan by 1,000,000 to 3,200,000; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 30, 2011, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company.

     By Order of the Board of Directors.

Helen P. Oster
Secretary

Boca Raton, Florida
October 21, 2011

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE VOTING, PLESE CONTACT EAGLE ROCK PROXY ADVISORS LLC., OUR PROXY SOLICITOR, BY CALLING TOLL-FREE 800-951-2406.

     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2011. The Proxy Statement, Proxy Cards, and the Fiscal 2011 Annual Report on Form 10-K for the fiscal year ended June 30, 2011 are available free of charge at http://www.annualmeeting.baldwintech.com.

BALDWIN TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

Boca Raton, Florida
October 21, 2011

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the “Company” or “Baldwin”), for use only at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Hotel Sierra, 830 Bridgeport Avenue, Shelton, Connecticut, 06484 on the 10th day of November, 2011 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 21, 2011.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted (1) FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose, and (2) FOR the approval of the amendment of the Company’s 2005 Equity Compensation Plan. At the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matter to be presented for action at the meeting.

     With regard to Proposal 1, the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Except for the election of Directors, abstentions may be specified on all proposals and will be counted as present for the purpose of determining the existence of a quorum regarding the item on which the abstention is specified. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for any purpose in determining whether a matter has been approved. A broker non-vote occurs when a record or nominee holder holding shares for a beneficial owner does not vote on a particular proposal because the record or nominee holder does not have discretionary voting instructions with respect to that proposal and has not received voting instructions on the proposal from the beneficial owner.

     Important: A NYSE recent rule change prohibits brokers from voting in the election of Directors if the broker has not received instructions from its customer, the beneficial owner. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares on the election of Directors and any other non-discretionary matters. Regardless of how you choose to vote, your interest in the affairs of the Company is important and we encourage you to vote promptly.

     The required votes for the election of Directors is described below under the caption “Voting Securities.”

     With respect to Proposals 2 and 3, and any other matter requiring action at the meeting, the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $0.01 per shares (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per shares (the Class B Common Stock”), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one (1) vote per share and each share of Class B Common Stock having ten (10) votes per share, is required for the approval of any such matter.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2011 Annual Meeting

     The U.S. Securities and Exchange Commission, or SEC, adopted e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. The Company has chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report for the fiscal year ended June 30, 2011) online, we are also mailing a full set of our proxy materials to our stockholders by mail. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding Class A Common Stock and Class B Common Stock is present in person or represented by proxy at our meeting. We also hope to help maximize stockholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.

     The Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders and the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2011 are available at http://www.annualmeeting.baldwintech.com.

     We are mailing a full set of our printed proxy materials to stockholders of record on or about October 21, 2011. On this date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the web site referred to above. These proxy materials will be available free of charge.

VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 30, 2011 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 2011 consisted of 14,697,896 shares of Class A Common Stock and 1,092,555 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the seven Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock as of the record date. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock as of the record date, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 2011, the number of outstanding shares of Class B Common Stock constituted approximately seven (7%) percent of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, are entitled to elect five of the seven Directors that will constitute the entire Board of Directors.

     Except with respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one (1) vote per share and each share of Class B Common Stock having ten (10) votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at such meeting.

     With respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of each such class is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the votes thereon.

CORPORATE GOVERNANCE

Board Independence

     The Board has determined that Mr. Rolf Bergstrom, Mr. Paul J. Griswold, Mr. Ronald B. Salvagio and Mr. Claes Warnander are independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange Amex (“NYSE Amex”) and the rules of the Securities and Exchange Commission (“SEC”). Mr. Gerald A. Nathe, who retired as an employee on June 30, 2010, Mr. Mark T. Becker, an employee of the Company, and Mr. Samuel B. Fortenbaugh III, counsel to the Company, are not considered independent directors.

The Independent Directors have elected Mr. Paul J. Griswold as the Lead Director. Prior to his becoming President and CEO of the Company on October 1, 2010, Mr. Becker served as interim Lead Director and chair of an Ad Hoc Special Committee.

Code of Conduct and Business Ethics

     The Company adopted a revised Code of Conduct and Business Ethics (the “Code”) in August 2011, replacing the previous Code of Business Ethics adopted in August 2010. The Code has been distributed to all directors and employees of the Company. Written acknowledgment of understanding and compliance is required of all directors and employees annually. The current version of the Code is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Board Statement of Principles

     The Board has adopted a Statement of Principles, which, as most recently updated in August 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Committee Charters

     The Board of Directors first adopted written charters for the Audit, Compensation and Executive Committees of the Board in 2001. In February 2009, the Board of Directors established a Nominating Committee and adopted a written charter for that committee. Each of these charters are reviewed annually, and amended if appropriate. The Executive Committee Charter was most recently updated in June 2010. The Audit Committee Charter was most recently updated in November 2010. The Compensation Committee Charter and the Nominating Committee Charter were most recently updated in June 2011. All the charters, as amended, are posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Board and Committee Attendance

     During fiscal year 2011, each Director attended at least 75% of the aggregate number of meetings of the Board and Committees on which he or she served. All of the Directors except one who were serving as Directors at the time attended the Company’s 2010 Annual Meeting of Stockholders held on November 16, 2010. Directors are expected, but not required, to attend the 2011 Annual Meeting of Stockholders. The Board of Directors and the Audit and Compensation and Nominating Committees each hold meetings on at least a quarterly basis, and the Independent Directors meet as often as necessary to fulfill their responsibilities, including meeting at least annually in executive session without the presence of non-independent Directors and management.

Executive Committee

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2011, the Executive Committee held two (2) meetings and acted by unanimous written consent twice. The Executive Committee presently consists of Gerald A. Nathe (Chairman), Mark T. Becker (President and CEO), Samuel B. Fortenbaugh III and Paul J. Griswold. The charter of the Executive Committee, as most recently amended in June 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Audit Committee

     The Audit Committee assists the Board in ensuring the quality and integrity of the Company’s financial statements, and that a proper system of accounting, internal controls and reporting practices are maintained by the Company. During the fiscal year ended June 30, 2011, the Audit Committee held six (6) regular meetings and ten (10) special meetings. The Audit Committee presently consists of Ronald B. Salvagio (Chairman), Paul J. Griswold and Claes Warnander. Prior to October 1, 2010, Mark T. Becker was also a member of the Audit Committee. The charter of the Audit Committee, as most recently amended in November 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the NYSE Amex and that both Mr. Salvagio and Mr. Griswold qualify as “Audit Committee Financial Experts”.

Compensation Committee

     The Compensation Committee has the responsibility for, among other things, reviewing and making recommendations to the full Board concerning compensation and benefit arrangements for the executive officers of the Company, other than the Chief Executive Officer. The Compensation Committee also administers the Company’s 2005 Equity Compensation Plan (“2005 Plan”). During the fiscal year ended June 30, 2011, the Compensation Committee met four (4) times and acted by unanimous written consent three (3) times. The Compensation Committee presently consists of Claes Warnander (Chairman), Ronald B. Salvagio and Paul J. Griswold. Prior to October 1, 2010, Mark T. Becker was also a member of the Compensation Committee. The charter of the Compensation Committee, as most recently amended in August 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section. The Board of Directors has determined that all of the current members of the Committee are “independent” as defined by the rules of the NYSE Amex. See also “Role of Compensation Committee” in the Compensation Discussion and Analysis section below.

Nominating Committee

     The Nominating Committee assists the Board in achieving the highest possible level of performance in fulfilling its oversight responsibilities. The Nominating Committee is responsible for implementing processes to assess the Board and its committees, and reviews the Board’s required status, experience, mix of skills and other qualities to assure appropriate Board composition. During the fiscal year ended June 30, 2011, the Nominating Committee held four (4) regular meetings. The Nominating Committee presently consists of Paul J. Griswold (Chairman), Rolf Bergstrom, Ronald B. Salvagio and Claes Warnander. The charter of the Nominating Committee, as most recently amended in June 2011, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Ad Hoc Advisory Committee

     The Board of Directors established an Ad Hoc Advisory Committee in May 2010 to study various strategic alternatives for the Company. The Committee was comprised of the non-employee Directors, including Rolf Bergstrom (who was initially named Chair of the Committee), Mark T. Becker (who was named Chair of the Committee in June and served until his election on October 1, 2010 as President and Chief Executive Officer of the Company), Samuel B. Fortenbaugh III, Ronald B. Salvagio and Claes Warnander. The Committee retained

OBX Partners LLC, a strategic and financial advisory firm, to act as financial advisor and strategic consultant on behalf of the Committee, advising the Committee with regard to any transactions being contemplated during the term of the engagement, advising the Committee with regard to the Company’s budget and business plans, and with respect to financing needs and liquidity of the Company. The Ad Hoc Advisory Committee held seven (7) meetings during the fiscal year ended June 30, 2011 and concluded its work at the Board of Directors meeting held on November 16, 2010.

Independent Directors

     The Independent Directors set compensation for the Chief Executive Officer. During the fiscal year ended June 30, 2011, the Independent Directors held four (4) regular meetings and acted by unanimous written consent once. The Independent Directors are Paul J. Griswold (who currently serves as Lead Director), Rolf Bergstrom, Ronald B. Salvagio and Claes Warnander. The Statement of Principles (Charter) of the Board of Directors, as most recently amended in August 2010 and which sets forth in more detail the duties and responsibilities of the Board and the Independent Directors, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Board Leadership Structure and Role in Risk Oversight

     The By-laws of the Company provide that the Board may elect from among its members a Chairman of the Board and, if the Board so determines, one or more Vice Chairmen to act in place of the Chairman. Pursuant to this authority, the Board has elected Mr. Gerald A. Nathe as the Chairman of the Board. Neither the By-laws nor the Company’s Corporate Governance Guidelines specify that the position of Chairman may not be held by a corporate officer, such as the President and Chief Executive Officer of the Company, but the Company has had a non-management Chairman since 2007. The Board believes this leadership structure is appropriate for the Company at the present time. The Board further believes that separation of the roles of the Chairman of the Board and the Chief Executive Officer at this time serves to support the Board’s leadership role in fulfilling its oversight responsibilities.

     The Board has an active role as a whole, and also at the Committee level, in overseeing management of the Company’s risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks. The full Board or an appropriate Committee receives these reports from the appropriate executive so that it may understand and oversee the Company’s strategies to identify, manage and mitigate risks. When it is a Committee that receives the report, the Chairman of that Committee makes a report on the discussion to the full Board of Directors at its next meeting. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, legal and regulatory risks. The Executive Committee oversees management of the risks associated with the independence of the Board of Directors and potential conflicts of interest, as well as risks associated with corporate and financial strategies and merger and acquisition transactions.

Stockholder Communications with Directors

     Any stockholder wishing to communicate with the Board or a specified individual director may do so by contacting the Company’s Corporate Secretary, in writing, at the corporate address listed on the notice to which this proxy statement is attached, or by telephone at (203) 402-1000. The Corporate Secretary will forward to the Board or the specified director a written, e-mail or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

The Board Nomination Process

     The Company established a Nominating Committee in February 2009 comprised of all the Independent Directors. The Lead Director serves as the Chairman of the Nominating Committee.

     The Lead Director, together with the Chairman of the Board and the Chief Executive Officer, are responsible for reviewing on an annual basis, with the entire Board, the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This review includes an evaluation of judgment and integrity, skills, diversity of background and experience, technical knowledge, etc., all in the context of an assessment of the perceived needs of the Board at that point in time and with a view to realizing the Board’s objectives.

     The Lead Director, together with the Chairman of the Board and the Chief Executive Officer and any Independent Director available, will review the qualifications, and if appropriate, interview those individuals willing to serve, with the intent of agreeing upon one or more candidates whose qualifications include expertise needed to enhance the overall Board. Each candidate who is agreed upon will have his credentials forwarded to all Directors for review prior to being introduced to as many Board members as possible. The Independent Directors will then vote on whether to recommend the individual or individuals to the full Board for selection by the full Board. If selected, then depending upon the Class in which the candidate or candidates are placed, the candidate or candidates will be subject to eventual election by the Company’s stockholders.

     The Nominating Committee will consider director candidates recommended by stockholders as long as such recommendations are received at least 120 calendar days before the anniversary of the date that the Company mailed its proxy materials in connection with the previous year’s Annual Meeting of Stockholders. Accordingly, stockholders who wish to recommend for consideration by the Nominating Committee a prospective candidate for election to the Board at the 2012 Annual Meeting of Stockholders may do so by notifying in the manner provided in Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended, the Corporate Secretary of the Company at the corporate address listed on the notice to which this proxy statement is attached no later than June 24, 2012. The Corporate Secretary will pass all such stockholder recommendations on to Mr. Griswold, the Lead Director (and Chair of the Nominating Committee) for consideration by the Nominating Committee. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating Committee to make an initial determination as to whether the candidate satisfies the Board membership criteria set out in the Board of Directors’ Statement of Principles. All candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 2011 (except where otherwise noted) based on a review of information filed with the U.S. Securities and Exchange Commission (“SEC”) and the Company’s stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company or former executive officer named in the Summary Compensation Table, and (d) all executive officers and Directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B
Gabelli Asset Management, Inc.(2)	1,751,997		0		11.1%	—
One Corporate Center
Rye, New York 10580
Dimensional Fund Advisors LP(3)	857,997		0		5.43%	—
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
RBF Capital, LLC(4)	792,764		0		3.67%	—
100 Drakes Landing Road, Suite 300
Greenbrae, CA 94904
Gerald A. Nathe(5)	569,662	(6)(7)	198,338	(8)	3.80%	18.15%
Baldwin Technology Company, Inc.
2000 NW Corporate Blvd – Suite 101
Boca Raton, Florida 33431
Mark T. Becker(5)	534,299	(6)	12,900		3.53%	1.18%
Baldwin Technology Company, Inc.
2000 NW Corporate Blvd – Suite 101
Boca Raton, Florida 33431
Akira Hara	527,935	(6)	463,136		3.48%	42.39%
2-43-15-401 Den-en-chofu Ohta-ku,
Tokyo 145-0071 Japan
Jane G. St. John(9)	284,039		264,239		1.90%	24.19%
P.O. Box 3236
Blue Jay, California 92317
Ralph R. Whitney, Jr.	127,799		100,000		*	9.15%
Hammond Kennedy Whitney & Co., Inc.
420 Lexington Avenue—Suite 402
New York, New York 10170

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B
Rolf Bergstrom(5)	103,323	(6)	900		*	*
Sodra Villagatan 6
23735 Bjarred, Sweden
Samuel B. Fortenbaugh III(5)	64,216	(6)	1,106		*	*
45 Rockefeller Plaza, Suite 2000
New York, New York 10111
Karl S. Puehringer	55,000	(6)	0		*	—
Schrannerstrasse 24a
D-85551 Kirchheim b. Muenchen
Germany
Paul Griswald(5)	49,524		5,000		*	*
5 Fair Haven Road
Rumson, New Jersey 07760
Peter Hultberg	49,324	(6)	0		*	—
Baldwin Technology Company, Inc.
2000 NW Corporate Blvd – Suite 101
Boca Raton, Florida 33431
Claes Warnander(5)	44,789	(10)	2,800		*	*
1310 N. Ritchie Court Unit 12B
Chicago, Illinois 60610
Birger Hansson	39,010	(6)	0		*	—
Baldwin Technology Company, Inc.
2000 NW Corporate Blvd – Suite 101
Boca Raton, Florida 33431
Ronald B. Salvagio(5)	37,912		4,000		*	*
7108 Lemuria Circle #202
Naples, Florida 34109
Ivan R. Habibe	32,496	(11)	0		*	*
Baldwin Technology Company, Inc.
2000 NW Corporate Blvd – Suite 101
Boca Raton, Florida 33431
Steffen Weisser	27,039		0		*	—
Baldwin Technology Company, Inc.
2000 NW Corporate Blvd – Suite 101
Boca Raton, Florida 33431
John P. Jordan	0		0		—	—
51 Lake Wind Road
New Canaan, CT 06840
All executive officers and directors
of the Company as a group
(including 11 individuals, named above)	1,463,060	(6)(7)(11)	220,044	(8)	9.43%	20.14%

____________________

*	= Less than 1%.

(1)	Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount of shares shown as Class A Common Stock held by a beneficial owner in the table above includes those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner.

(2)
Amount and Nature of Ownership is based on a Form 13F filed on August 11, 2011 with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner, an investment advisor, as of June 30, 2011; Percent of Class is calculated based on information set forth in such filing and the Class A Common Stock outstanding on the record date.

(3)
Amount and Nature of Ownership is based on a Form 13F amendment filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, on behalf of certain funds as of June 30, 2011; Percent of Class is calculated based on information set forth in such filing and the Class A Common Stock outstanding on the record date.

(4)
Amount and Nature of Ownership is based on a Schedule 13F amendment filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, as the general partner and investment manager of Fullerton Capital, as of June 30, 2011; Percent of Class is calculated based on information set forth in such filing and the Class A Common Stock outstanding on the record date.

(5)	Member of the Board of Directors of the Company.

(6)
Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows: Mr. Becker, 410,000 shares; Mr. Nathe, 100,000 shares; Mr. Fortenbaugh, 18,000 shares; Mr. Bergstrom, 10,000 shares; Mr. Hara, 5,000 shares; Mr. Hultberg, 5,000 shares; Mr. Hansson, 5,000 shares; Mr. Puehringer, 55,000 shares; and as to all executive officers and Directors of the Company as a group, 543,000 shares.

(7)	Includes 35,000 shares held in a trust for the benefit of Mr. Nathe’s spouse.

(8)	Includes 100,000 shares held in a trust for the benefit of Mr. Nathe’s spouse and 98,338 shares held in a trust for the benefit of Mr. Nathe.

(9)
Amount of Ownership shown in the table is as of September 30, 2011 and includes 19,800 shares of Class A Common Stock held by a trust for the benefit of the beneficial owner and her spouse; also includes 264,239 shares of Class B Common Stock held of record by a trust for the benefit of the beneficial owner and her spouse.

(10)	Amount of Ownership shown in table is as of September 8, 2011.

(11)	Amount of Ownership shown in table is as of September 6, 2011 and includes 1,496 shares held in Mr. Habibe’s account in the Company’s profit sharing and savings plan.

     To the knowledge of the Company, no arrangement exists the operation of which might result in a change in control of the Company.

PROPOSAL ONE
ELECTION OF DIRECTORS

     Under the Company’s Certificate of Incorporation, the Board of Directors (the “Board”) of the Company is divided into three classes. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently seven members of the Company’s Board of Directors, the number having been set by the Board of Directors in accordance with the Company’s By-laws.

     Mark T. Becker and Ronald B. Salvagio, Class II Directors, were elected by a plurality vote of the outstanding shares of Class A Common Stock. Mr. Nathe, a Class II Director, Mr. Warnander, a Class III Director, and Messrs. Fortenbaugh and Bergstrom, Class I Directors, were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Paul Griswold was elected as a Director on November 16, 2010.

     At this year’s Annual Meeting, two Directors will be elected to Class III. If elected, their terms will expire at the Annual Meeting to be held in 2014. Claes Warnander and Paul J. Griswold, who are currently Class III Directors, have been nominated to serve as Class III Directors. Messrs. Warnander and Griswold have consented to being named in this proxy statement and will each serve as a Director, if elected. Messrs. Warnander and Griswold may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

     The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of the nominee who is unable to serve.

     Set forth below are the names of all continuing Directors and nominees, certain biographical information with respect to each such continuing Director and nominee and a listing of the specific experience, qualifications, attributes or skills that each continuing Director or nominee possesses that led the Company’s Board of Directors to conclude that the Director or nominee should serve as a director of the Company.

Nominees for election at the 2011 Annual Meeting:

CLASS III

     Claes Warnander, age 68, has served as a Director of the Company since November 2007. He spent 20 years with the Swedish engineering group Alfa Laval in various positions including international controller (1969-1971); CFO and then President of Alfa Laval Denmark (1971-1977); President of Alfa Laval Brazil (1977-1982) and President and head of the global Separation Division (1982-1988). In 1988, Mr. Warnander became President and CEO of the Haldex Group, a public company, listed on the Swedish stock exchange, and a global supplier of proprietary systems for the vehicle industry which grew from $100m to over $1b through acquisitions, new product developments and geographical expansion in his 17 year tenure. During that time, Mr. Warnander also served on the boards of Atle Karolin, an industrial conglomerate (1996-1998); Zeteco, maker of truck tailgate lifts and harbor crane carriers (1996-2000); ABA, hose clamp products (1998-2006); Nolato, plastic components, a public company listed in Sweden (1999-2007); Emotron, electric motor controls (1998-2007); and Velux, roof windows

(2000-2009). From 2005 until his retirement in 2008, he was Chairman of Haldex China, where he supported the local management to implement a new, expansive China strategy. Since 2008, he has served as Chairman of two Canadian companies: Gienow in Calgary and Loewen in Winnipeg, both in the windows and doors business, as well as Chairman of Clean Oil Technology Inc., a start-up company in Chicago based on Swedish technology for the cleaning of engine oils.

     Director Qualifications:
  Broad, international business experience

  Leadership of international organizations and strategic planning

  Knowledge of lean manufacturing and global sourcing

  Financial education and experience

  Extensive public company leadership and board experience
     Paul J. Griswold, age 59, has served as a director of the Company since November 2010. He currently has a private equity and board advisory practice specializing in developing strategic growth, margin improvement, supply chain channels and international business opportunities for middle market companies. From 2007 to 2009, Mr. Griswold was Chief Executive Officer of Havells-Sylvania Group, a $1.4 billion global electrical and lighting company. From 2004 to 2007, he served as CEO and a Director of SLI Holdings, a $850 million manufacturer of lamps and lighting fixtures. Mr. Griswold was a Director at Paxar Corporation, a global provider of printed bar codes, tracking solutions and radio frequency identification technology to the retail and apparel manufacturing industries, where he was President and COO from 2000 to 2001, and CEO from 2001 to 2003. Currently, Mr. Griswold serves on the Boards and the Audit and/or Compensation Committees of several private companies, including The Wornick Company, a commercial food service distributor, Milacron Holdings, a manufacturer of plastic processing equipment, mold technologies and industrial lubricants, CML Technologies, a specialty lighting manufacturer, Weinstein Beverage Company, a Pepsi franchisee, and Bush Industries, a designer and manufacturer of ready to assemble office space.

     Director Qualifications:
  Extensive financial knowledge and education

  Substantial international business experience in senior operational and management roles

  Background in developing strategic growth plans for middle market companies with global operations.
The Board unanimously recommends a vote “FOR” Item #1 – the election of two Class III Directors to serve for a three-year term or until their successors are elected and qualified.

CLASS I (Terms will expire at the 2012 Annual Meeting)

     Samuel B. Fortenbaugh III, age 77, practices law, specializing in, among other areas, mergers and acquisitions, securities law and corporate governance. He is a former Chairman and CEO of Morgan Lewis & Bockius LLP, an international law firm with multiple offices in the United States, Europe and Asia. He was a senior partner from 1980 until 2001 and a senior counsel from 2001 until 2002. He has served as a Director of the Company since 1987. Mr. Fortenbaugh served as a director of Western Publishing Company, a publisher of children’s books listed on NASDAQ, from 1989 to 1995 when that entity was acquired in a leveraged buyout. Mr. Fortenbaugh also served as a director and Chair of the Compensation Committee of Security Capital Corporation, an employer cost containment and health services and educational services company listed on the Amex, from 2001 until 2006 when that entity was acquired in a merger. Since 2006, Mr. Fortenbaugh has served as a member of the Board of Advisors of Capital Partners Private Equity Income Fund, a private buyout fund focused primarily on middle market companies. In addition, he has served as Chairman of the Board of two privately held companies engaged in manufacturing as well as several other privately held profit and not-for-profit companies.

     Director Qualifications:
  Extensive leadership and management experience

  Substantial international experience

  Knowledge of the manufacturing and publishing industries

  Focus on corporate governance
     Rolf Bergstrom, age 69, has served as a Director of the Company since 2003. Mr. Bergstrom has owned and operated since 1998 a consulting firm, Bergstrom Tillvaxt AB, a company specializing in strategic planning, managed growth and restructuring companies. He has 35 years of combined experience in various positions in Swedish companies, including Perstorp AB, where he was the inventor of the concept of “Pergo” laminated flooring. He has served as Chairman of the Board of three private Swedish companies and has been a Board member of a number of public Swedish companies. He is currently Chairman of Roxtec China, makers of seals and pipes, Bergstrom Tillvaxt AB and Bergstrom Invest AB. He has served on the Chamber of Commerce in South Sweden, on the Boards at SE-Banken in Karlskrona and Ronneby, and has been a member of the Advisory Board at the University of South Florida.

     Director Qualifications:
  Knowledge of international business

  Private and public company board experience

  Educational background in technology and economics

  Leadership in strategic planning and restructuring

CLASS II (Terms will expire at the 2013 Annual Meeting)

     Mark T. Becker, age 52, has served as a Director of the Company since 2001. On October 1, 2010, Mr. Becker was named President and Chief Executive Officer of the Company. He served as interim Lead Director from May through September 2010. Mr. Becker served on the Audit Committee from 2001 through September 2010; on the Compensation Committee from 2008 through September 2010; on the Executive Committee from 2006 through 2008 and again since September 2010; and on the Nominating Committee, from its creation in February 2009 through September 2010. From 2008 to 2010, Mr. Becker was Vice President of Sun Capital Partners, Inc., a private investment firm. From 2007 through 2008, Mr. Becker was the Chief Operating Officer and Chief Financial Officer of Havells Sylvania, an international subsidiary of Havells India, Ltd., a Delhi based manufacturer of electronic switchgear and lighting products, listed on the India National and Mumbai stock exchanges. From 2004 through 2007 when the business was sold to Havells, Mr. Becker was the Chief Financial Officer of SLI Holdings International LLC, a manufacturer of Sylvania lighting systems.

     Director Qualifications:
  Substantial international experience in senior operational and management roles

  Development of global organizations and strategic planning

  Extensive financial background, education and experience
     Gerald A. Nathe, age 70, has been a Director of the Company since 1987 and has served as Chairman of the Board since February 1997. He was Chief Executive Officer from 1995 through 2001 and from 2002 through 2007. He was President of the Company from 1993 through 2001 and from 2002 through 2005. Mr. Nathe has developed a good understanding of the graphic arts business over his forty plus year career working in the industry. During this time, he has managed, led, and invested in companies that supplied equipment (pre-press and automation controls) and consumables to the global graphic arts market. Mr. Nathe has held a range of staff, operational, and managerial positions in the companies with which he has been associated, including Chief Executive Officer, President, Chairman, and member of the Boards of Directors. These company positions and responsibilities required him to interact extensively with customers such as press manufacturers, printers, and publishers around the world as well as with employees, vendors, and shareholders who are also spread around the world. Mr. Nathe has been an active participant and supporter of industry associations (and educational institutions) primarily in the Americas, but also in Asia and Europe. He has served as an officer in some of these associations and is a member of industry honor organizations such as the Ben Franklin Society, the Soderstrom Society, and the Web Offset Society. In addition, he has been the recipient of the industry’s well-known Soderstrom Award and the Vanguard Leadership Award.

     Director Qualifications:
  Knowledge and understanding of the global graphic arts industry

  Management and leadership of international companies

  Focus on employee, customer, and shareholder relationships

  Involvement with industry associations

     Ronald B. Salvagio, age 68, has served as a Director of the Company since June 2006. Since 2001, Mr. Salvagio has been President of PRSM, Inc., a management consulting firm. He served as managing partner—corporate finance of Accenture, a global management consulting and technology services company from 1997 until 2001. From his 32-year tenure at Accenture and Arthur Andersen, Mr. Salvagio possesses significant leadership experience in financial, human resources and operational matters. In his Asia/Pacific and Global roles, he developed a substantial understanding of both U.S. and international operations. In particular, his extensive accounting background and previous audit committee chairman roles enable Mr. Salvagio to provide significant advice and input relating to financial management and reporting issues.

     Director Qualifications:
  Leadership experience in financial, human resources and operational matters

  Substantial understanding of U.S. and international operations

  Extensive accounting background

  Designation as Audit Committee Financial Expert
MANAGEMENT

Directors and Executive Officers

     The current Directors and executive officers of the Company are as follows:

Name	Position
Gerald A. Nathe	Chairman of the Board and Director(1)
Mark T. Becker	President, Chief Executive Officer and Director(1)
Ivan R. Habibe	Vice President, Chief Financial Officer and Treasurer
Birger Hansson	Vice President – R&D
Peter Hultberg	Vice President – Marketing, Sales and Service
Steffen Weisser	Vice President – Operations
Rolf Bergstrom	Director(4)
Samuel B. Fortenbaugh III	Director(1)
Paul R. Griswold	Director(1)(2)(3)(4)(5)
Ronald B. Salvagio	Director(2)(3)(4)
Claes Warnander	Director(2)(3)(4)
____________________

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Nominating Committee and an Independent Director.

(5)	Lead Director

     Birger Hansson, age 58, has been Vice President – Product Management and R&D since November, 2010. He served as Global Director of Business Development from 2006 to 2010 and as Managing Director of Baldwin Oxy-Dry from 2006 to 2008. Mr. Hansson has been General Manager of the Company’s operations in China since 2009. He was Managing Director of Baldwin Jimek AB from 1995, when Baldwin acquired that Swedish subsidiary, through 2006.

     Ivan R. Habibe, age 44, has been Vice President, Chief Financial Officer and Treasurer of the Company since April 4, 2011. Prior to joining Baldwin, Mr. Habibe served as Chief Financial Officer of Russell Hobbs, Inc., an $800 million global consumer products company formed through the combination of Applica Incorporated and Salton, Inc. (OTC: SFPI) from December 2007. Prior thereto, Habibe was Chief Accounting Officer of Applica (NYSE: APN), a $500 million consumer products company which was acquired by the private investment firm Harbinger Capital Partners in January 2007. Previously, Mr. Habibe, a CPA, had eight years’ experience with Deloitte & Touche, LLP in various roles including senior Manager of Audit and Assurance.

     Peter Hultberg, age 43, has been Vice President – Marketing, Sales and Service of the Company since July 1, 2009. He has served since 2006 as Managing Director of the Company’s Swedish subsidiary, Baldwin Jimek AB, where he has been part of the management team since 1988.

     Steffen Weisser, age 46, has been Vice President – Operations of the Company since July 1, 2009. Since September 2007, he has served as Managing Director of the Company’s German subsidiary, Baldwin Germany GmbH. Prior to joining Baldwin, Dr. Weisser was Managing Director of Georg Sahm GmbH, a machine manufacturer for the textiles and packaging industry in Eschwege, Germany, from 2003 to 2007.

     All of the Company’s officers are elected annually by the Board of Directors and hold their offices at the pleasure of the Board of Directors. Mark T. Becker was elected, effective October 1, 2010, to serve as President and Chief Executive Officer of the Company.

     See “Election of Directors” for biographies of the Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company’s business by various reports and other documents sent to them as well as by operating and financial reports presented by management at Board and Committee meetings. During the fiscal year ended June 30, 2011, the Board held five (5) regularly scheduled meetings, three (3) special meetings, and acted by unanimous written consent six (6) times.

Director Compensation

     The following table sets forth compensation paid to the Company’s non-employee Directors during the fiscal year ended June 30, 2011:

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive	Deferred
	Cash	Awards	Awards	Plan	Compensation	All Other
	($)	($)	($)	Compensation	Earnings	Compensation	Total
Name	(a)	(b)(c)	(c)	($)	($)	($)	($)
Mark T. Becker(d)	$43,650	0	0	—	—	—	$43,650
Rolf Bergstrom	$49,325	$12,000	$5,707	—	—	—	$67,032
Samuel B. Fortenbaugh III	$50,700	$12,000	$5,707	—	—	—	$68,407
Gerald A. Nathe(e)	$78,000	$12,000	$5,707	—	—	$160,000 (f)	$255,707
Ronald B. Salvagio	$70,950	$12,000	$5,707	—	—	—	$88,657
Claes Warnander	$60,700	$12,000	$5,707	—	—	—	$78,407
Paul J. Griswold(g)	$43,250	$12,000	$5,707	—	—	—	$60,957
____________________

(a)	During FY2011, other than the Chairman, Directors who were not employees of the Company received a $24,000 annual retainer and a fee of $1,250 for each meeting they attended of the Board of Directors or a Committee on which they served. The Chairman of the Board received a $60,000 annual retainer for serving in that capacity. The Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Executive Committee and the Lead Director (Chair of the Nominating Committee) of the Independent Directors each receives an additional $1,000 quarterly. All Directors are also reimbursed for ordinary, necessary and reasonable expenses incurred in attending Board and Committee meetings.

(b)
The 2005 Equity Compensation Plan (the “2005 Plan”) was adopted at the 2005 Annual Meeting of Stockholders and amended at the 2008 Annual Meeting of Stockholders. Non-employee Directors received annual grants of stock options, Restricted Stock Awards (“RSAs”) or, in the case of foreign directors, Restricted Stock Units (“RSUs”) under the 2005 Plan. On November 18, 2010, six (6) of the current non-employee Directors of the Company received awards of RSAs or RSUs of 9,524 shares each and grants of stock options of 9,524 shares each at an exercise price of $1.26 per share. Restrictions on the RSAs and RSUs fully lapse on the first anniversary date of the awards. Stock options vest one-third on each of the second, third and fourth anniversaries of the date of grant.

(c)
Represents the aggregate grant date fair value for RSAs and RSUs (Stock Awards) and Stock Options (Option Awards) granted during the fiscal year and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 178).

(d)	Mr. Becker was named President and Chief Executive Officer of the Company effective October 1, 2010 and, therefore, subsequent to that date, no further compensation was paid to Mr. Becker for his service as a Director of the Company.

(e)	Mr. Nathe retired from full-time employment with the Company on June 30, 2010. He continues to serve as Chairman of the Board of Directors for which he is paid an annual fee of $60,000.

(f)	Represents deferred compensation payments made to Mr. Nathe during FY2011.

(g)	Mr. Griswold was elected to the Company’s Board of Directors on November 16, 2010.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter, as amended in November 2010, is posted on the Company’s web site under the Corporate Governance Section. Through the Company’s fiscal year ended June 30, 2011 (Fiscal 2011), the committee was comprised of three non-employee Directors, each of whom was “independent” as defined by the rules of the SEC and the NYSE Amex. In addition, the Board determined that two members of the committee have accounting or related financial management expertise. The Chairman, Ronald B. Salvagio, and another member of the committee, Paul J. Griswold, were both designated as “Audit Committee Financial Experts.” Effective October 1, 2010, Mark T. Becker was named President and Chief Executive Officer of the Company and since that time no longer serves on the Audit Committee. This report is prepared and presented for Fiscal 2011.

     In performing its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements of the Company for Fiscal 2011 with management and Grant Thornton LLP (“GT”), the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process. GT is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

     The committee has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries, which are included as Item 8 in the Company’s Annual Report on Form 10-K for Fiscal 2011, with management of the Company and GT.

     The committee also discussed with GT GT’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with GT by the standards of Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees” and SEC Rule 2-07 of Regulation S-X.

     The committee has received the written disclosures and the letter from GT required by applicable requirements of the Public Company Accounting Oversight Board and has discussed GT’s independence from the Company with GT. There were no non-audit services provided by GT to the Company during Fiscal 2011.

     Based on the review and discussions with management of the Company and GT referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for Fiscal 2011 in the Company’s Annual Report on Form 10-K for Fiscal 2011 and include such financial statements in its Annual Report to Stockholders.

The Audit Committee
Ronald B. Salvagio, Chairman
Paul J. Griswold
Claes Warnander

COMPENSATION DISCUSSION AND ANALYSIS

     In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, there is a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2011 to the following individuals who are referred to as our named executive officers (“NEOs”): Mark T. Becker, President and Chief Executive Officer, Ivan R. Habibe, Vice President, Chief Financial Officer and Treasurer, Peter Hultberg, Vice President – Global Sales and Marketing, Dr. Steffen Weisser, Vice President – Global Operations, Birger Hansson, Vice President – Global Product Management and R&D, and to former NEOs, Karl S. Puehringer, former President and Chief Executive Officer, and John P. Jordan, former Vice President, Chief Financial Officer and Treasurer.

Compensation Philosophy and Objectives

     The Company recognizes that a critical balance must be maintained between compensation and the successful pursuit of the Company’s long-term performance and business strategies. The Company compensates its senior executives and certain other senior management employees, whose contributions are key to the Company’s success, in a manner that the Company believes will attract and retain high caliber leaders and motivate its executives and senior management to pursue the Company’s strategic objectives and maximize its long-term performance. To that end, the Company is committed to affording its NEOs and senior management employees with compensation that is competitive with regards to their knowledge, skill, experience, and responsibilities as well as competitive in the market(s) in which the Company is required to compete for executive and/or senior management talent.

     The Company and the Compensation Committee of the Board of Directors (the “Committee”) has adopted a compensation philosophy that provides for a base compensation and broad-based benefit plans, which are available to all employees, annual incentive bonuses and long-term equity compensation in order to motivate executives and senior management to achieve the Company’s strategic objectives, to align the interests of executives and senior managers with the interests of the Company’s stockholders, to provide competitive total compensation, to attract, retain and motivate key management employees and to reward corporate consolidated performance.

Role of the Compensation Committee

     From July 2010 to September 2010, the Committee was comprised of three non-employee Directors of the Company, two of whom were considered “independent” under the rules of the NYSE Amex, and one Director who was not independent but was appointed to the Committee under a special exception to the independence rules. From October 2010 to November 2010, the Committee was comprised of one non-employee Director who was independent and one Director who was not independent. Beginning in November 2010 and for the remainder of FY2011, the Committee was comprised of three non-employee Directors of the Company, all of whom were considered “independent” under the rules of the NYSE Amex. The Committee operates pursuant to a written charter adopted by the Board, as most recently amended in August 2010, a copy of which is posted on the Company’s web site under the Corporate Governance Section. The purpose of the Committee is to assist the Board of Directors of the Company in ensuring that proper systems of short-term and long-term compensation are in place to provide performance-oriented incentives and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company. The principal responsibilities of the Committee include: 1) reviewing and making recommendations to the Board at least annually as to the general compensation policies and practices of the Company for management employees of the Company, and making recommendations to the Board as to the adoption or modification of compensation and benefit plans for executive officers; 2) reviewing at least annually the performance of the Chief Executive Officer; 3) reviewing and making recommendations to the Lead Director and other Independent Directors of the Board at least annually with respect to the total compensation of the Chief Executive Officer; 4) reviewing and making a recommendations to the entire Board at least annually with respect to the total compensation of each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) and, in addition, such other employees of the Company and its subsidiaries as the Committee deems appropriate; 5) interpreting, administering and approving awards to management level employees (other than executive officers) under the Company’s equity award plans and any other employee benefit plans and to perform the duties assigned to the Committee by such plans, and to review and approve managements recommendations as to equity awards and other compensation awards for non-management employees; 6) reviewing and making recommendations to the Board for awards under the Company’s equity award plans to executive officers of the Company, and to review and to make recommendations to the Lead Director and to the other Independent Directors of the Board for awards under the Company’s equity award plans to the Chief Executive Officer; 7) reviewing and making recommendations to the Board as to any contractual or other special employment arrangements for executive officers (and other management employees) of the Company or any of its subsidiaries; 8) reporting annually, and at such additional times as may be required, to the stockholders of the Company as to the Committee’s compensation policies for the executive officers of the Company, and the basis, including the factors and criteria, for the compensation paid to the Chief Executive Officer of the Company and as to such other matters affecting the compensation payable to executive officers or other employees of the Company as may be necessary or appropriate; 9) reviewing and making recommendations to the Board with respect to the compensation and benefits for directors who are not employees of the Company; 10) reviewing and making recommendations to the Board with respect to management succession plans; and 11) performing such other duties as the Board may assign to the Committee from time to time.

Specific Elements of NEO Compensation

   General

     For each of the NEOs of the Company named in the Summary Compensation Table below, compensation consists of a base salary, a potential for an incentive cash bonus, equity compensation awards, and other perquisites. Mr. Puehringer and Mr. Jordan, former NEOs also had supplemental retirement benefits. The Committee annually reviews the total compensation package paid to each of the NEOs and certain other senior management employees. In fiscal 2011, the Committee and the Company’s human resources group used the consulting firm, Executive Resource Group, to provide information from their database of surveys and comparable compensation packages paid to executives at a broad range of publicly and privately held manufacturing companies with market values, revenue sizes and global operating footprints similar to those of the Company. The Committee compares the compensation packages the Company provides to its NEOs with those benchmarks in determining the appropriateness of the compensation packages paid to the NEOs and considers adjustments where appropriate.

   Base Salary

     The base salary of each of the executives as well as non-executive employees is intended to attract and retain top level talent as well as to compensate the employees for their knowledge, skill, experience, and overall job responsibilities.

     The base salary of Mark Becker was fixed by an employment agreement that was negotiated between Mr. Becker and the Committee and approved by the Independent Directors of the Board of Directors. Mr. Becker’s base salary, currently $300,000 per year, is subject to adjustment (upward but not downward unless expressly agreed to by Mr. Becker) based on performance and attainment of objectives mutually agreed-upon by Mr. Becker and the Board, which are reviewed annually by the Committee of the Board and communicated to the Board. Recommended annual increases to Mr. Becker’s base salary are subject to approval by the Committee and the Independent Directors.

     The base salaries of the other NEOs are also fixed by employment agreements entered into between each of the NEOs and the Company and approved by the Committee and the Board of Directors. Under the employment agreements in place, each NEO’s base salary is subject to adjustment (upward but not downward unless expressly agreed to by the NEO) based on performance and attainment by the NEO of objectives mutually agreed-upon by the NEO and the Chief Executive Officer, which are reviewed annually by the Chief Executive Officer and communicated to the Committee of the Board and the Board of Directors. Recommended annual increases to the base salaries of the NEOs are also subject to the approval of the Committee and the Board of Directors.

     See a more detailed description of the terms of each employment agreement between the Company and an NEO in the Employment Agreements Section below.

   Bonus

     Executive Officers and non-executive employees are eligible to receive cash bonuses provided through the Company’s annual Management Incentive Compensation Plan (MICP). Each year, the MICP is designed to reward, recognize and motivate the NEOs and certain other key management employees for their contributions on a consolidated total company and/or location basis. Each NEO, key manager and key non-manager participant (other than Mr. Becker) could have earned cash incentive compensation based on a target bonus percentage of his/ her base salary upon the achievement of certain MICP performance targets whose purpose for Fiscal 2011 was to focus the participants’ attention on earnings (through Profit Before Tax) and on cash (through Operating Cash Flow). For Fiscal 2011, the individual target award opportunities for MICP participants ranged from 7.5% to 50% of base salary with Mr. Habibe, Dr. Weisser, Mr. Hultberg and Mr. Hansson each participating at the 50% bonus level. Mr. Becker’s bonus level for fiscal year 2011 was 100% of his base salary and his bonus was based on the completion of the objectives and the satisfaction of the criteria set forth in Mr. Becker’s employment agreement, which were mutually agreed upon by Mr. Becker and the Committee and approved by the Independent Directors and by the Board. Approximately sixty (60) employees, or about eleven percent (11%) of the Company’s worldwide employee base of 529 as of June 30, 2011, participated in the fiscal year 2011 MICP.

   Equity Compensation Awards

     The Company’s NEOs as well as certain other management employees, who in the judgment of the Chief Executive Officer, are in a position to contribute significantly to the Company in order to create stockholder value, receive stock options, restricted stock grants, restricted stock units, and/or performance shares generally once each year. Recommendations for issuing options, restricted stock, restricted stock units and performance shares are reviewed and approved by the Committee and the Board of Directors, and, in the instance of the Chief Executive Officer, by the Independent Directors. Approximately thirty-two (32) officers, senior managers and other key employees or about six percent (6%) of the Company’s worldwide employee base of 529 as of June 30, 2011 were identified as participants in the Company’s equity compensation program.

   Supplemental Retirement Benefits

     Mr. Puehringer, former President and CEO, was entitled to deferred compensation, and Mr. Jordan, former Vice President, CFO and Treasurer, was entitled to a supplemental retirement benefit (SERP) in accordance with their respective employment agreements. The deferred compensation and SERP are non-qualified defined retirement plans that provide supplemental retirement income to the named NEO and provide retirement benefits in excess of the Company’s 401(k) profit sharing and savings plan because of the limitations imposed by the IRS upon contributions made with respect to the Company’s 401(k) plan. The IRS limit on earnings ($245,000 for 2011) for purposes of computing the maximum contribution that can be made to the Company’s 401(k) plan does not apply to payments under a SERP.

     Mr. Puehringer’s employment agreement provided for deferred compensation to be paid to him, his designated beneficiary or beneficiaries, or his estate for a period of fifteen (15) years upon termination of his employment, subject to a vesting schedule set forth in his employment agreement. Upon Mr. Puehringer’s employment agreement being terminated on September 30, 2011, the amount of the annual deferred compensation benefit paid by the Company to Mr. Puehringer in connection with this benefit during fiscal year 2011 was $94,500.

     Mr. Jordan’s employment agreement provided for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment, subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Jordan is based on a years of service and final average base salary. As a result of Mr. Jordan’s employment agreement being terminated on February 16, 2011, the annual benefit payable to Mr. Jordan commencing on September 1, 2011 is $30,600 payable for ten (10) years.

     Mr. Hultberg’s employment agreement provides for the Company to make a supplemental retirement contribution each year of 15% of his base salary to a private pension scheme of his choice. The amount contributed by the Company to this scheme for fiscal year 2011 was $32,000 (converted from SEKs using the June 30, 2011 exchange rate).

     Mr. Hansson’s employment agreement provides for the Company to make a supplemental retirement contribution each year of 15% of his base salary to a private pension scheme of his choice. The amount contributed by the Company to this scheme for fiscal year 2011 was $39,001 (converted from SEKs using the June 30, 2011 exchange rate).

     Dr. Weisser’s employment agreement provides for the Company to reimburse Dr. Weisser for the cost of private pension insurance that will provide Dr. Weisser with pension benefits in addition to pension benefits provided by the German social plan. The amount contributed by the Company during fiscal year 2011 was $8,701 (converted from Euros using the June 30, 2011 exchange rate).

     Perquisites

     Generally, corporate officers are provided the same fringe benefits as all other Company employees in their respective locations, such as health, dental, vision and prescription drug insurance; group life insurance; and group short and long-term disability insurance. In addition, NEOs are also provided certain perquisites such as a monthly car allowance, supplemental life insurance and supplemental long-term disability insurance, club/ membership fees, legal fees, and accounting/financial advice fees. The compensation received by each NEO on account of these personal benefits is shown in the column captioned “All Other Compensation” of the Summary Compensation Table below.

     Severance and Change-in-Control Agreements

     Mr. Becker, Mr. Habibe, Dr. Weisser, Mr. Hansson and Mr. Hultberg are afforded certain severance and change-in control benefits as provided for in each of their respective employment agreements. The specific details of such severance and change-in-control benefits are discussed below under Potential Payments upon Termination or Change of Control. Mr. Puehringer and Mr. Jordan were afforded certain severance and change-in-control benefits as provided for in each of their respective employment agreements with the Company. Mr. Puehringer’s and Mr. Jordan’s employment agreements were terminated effective September 30, 2010 and February 16, 2011, respectively.

Process for Setting and Reviewing Compensation

     The Committee reviews and determines the compensation for its executive officers and certain senior managers by identifying the market value of each position and determining the appropriate mix of compensation elements in order to maintain alignment with the Company’s goals and objectives. The Committee considers and compiles compensation data from proprietary and public surveys that track companies in the manufacturing sector that are comparable in size and similar in annual revenues. Where and when appropriate, the Company and/or the Committee have the authority to retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. In addition to the survey data used to identify specific market levels for direct compensation, in May 2008 the Company and the Committee also conducted a baseline study among peer companies concerning short and long-term compensation practices and trends. This effort informed the Company about practices of similarly-situated companies when the Company was reviewing and establishing compensation programs to meet its compensation and strategic objectives. For this purpose, the Company and Committee considered a broad range of publicly traded manufacturing companies with market values, revenue size and global operating footprints similar to those of the Company.

Resources for Advice on Executive and Director Compensation

     The Company’s management and human resources department supports the Committee in its work of reviewing and determining executive officer and Director compensation. In its support role, management and the human resources department recommend, but do not determine, the amount or form of executive and Director compensation. Where and when appropriate, the Company and/or the Committee retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. During Fiscal 2011, the Company and the Committee used the services of Executive Resource Group, a human resource consulting firm, for the assessment of pay competitiveness as well as evaluation of normative market practices for delivering executive and senior management compensation, benefits and perquisites.

Accounting and Tax Considerations

     Deductibility of Compensation under Federal Income Taxes

     Based on currently prevailing authority, including Treasury Regulations issued in December 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company paid any amounts with respect to Fiscal 2011 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Plan, and stock options or other awards made under the 2005 Plan, have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as “performance-based compensation” under Section 162(m) of the Code).

COMPENSATION COMMITTEE REPORT

     The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

     This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

The Compensation Committee Claes Warnander, Chairman Paul J. Griswold Ronald B. Salvagio

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     None.

SUMMARY COMPENSATION TABLE

     The following table sets forth the aggregate amounts of compensation earned in the fiscal year ended June 30, 2011 for services rendered in all capacities by the Named Executive Officers for the periods during which they served as an NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Mark T. Becker(4)	2011	$220,385	$260,000	(5)	—	$220,920	—	—	$32,033	(6)	$733,338
President & CEO	—	—	—		—	—	—	—	—		—
Ivan R. Habibe(7)	2011	$57,692	—		—	$116,235	—	—	—		$173,927
Vice President, CFO	—	—	—		—	—	—	—	—		—
and Treasurer
Karl S. Puehringer	2011	$101,769	—		—	—	—	—	$549,417	(8)	$651,186
Former President	2010	$378,000	—		$45,500	$21,000	—	$42,908	$34,662		$522,070
& CEO	2009	$403,039	—		$60,300	$2,764	—	$41,891	$39,579		$547,573
John P. Jordan	2011	$158,002	—		—	—	—	—	$12,775	(9)	$170,777
Former Vice President,	2010	$228,617	—		$27,300	$12,600	—	$86,082	$12,608		$367,207
CFO and Treasurer	2009	$244,702	—		$33,500	—	—	$80,132	$20,318		$378,652
Steffen Weisser	2011	$282,774	—		—	$32,936	—	—	$23,260	(10)	$338,970
Vice President –	2010	$214,619	—		$59,050	$12,600	—	—	$18,267		$304,536
Operations
Peter Hultberg	2011	$231,112	—		—	$32,936	—	—	$51,943	(11)	$315,991
Vice President –	2010	$163,038	—		$59,050	$12,600	—	—	$42,971		$277,659
Marketing, Sales and Service
Birger Hansson(12)	2011	$231,422	—		—	$32,936	—	—	$54,233	(13)	$318,591
Vice President –	—	—	—		—	—	—	—	—		—
Product Management
and R & D
____________________

Notes:

(1)	Represents the aggregate grant date fair value for RSAs and RSUs (Stock Awards), Performance Share Awards and Stock Options (Option Awards) granted during the fiscal year and prior fiscal years, and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 178).

(2)	Includes cash bonus earned, but not paid until the subsequent year, under the Company’s MICP.

(3)	Represents total earnings of the accumulated benefits under the Company’s SERP arrangements (see SERP table below) for the NEOs from July 1, 2010 (the beginning of Fiscal 2011) to June 30, 2011 (the end of Fiscal 2011).

(4)	Elected President and Chief Executive Officer effective October 1, 2010.

(5)	Represents cash bonus earned for Fiscal 2011, but not yet paid, in accordance with the employment terms between Mr. Becker and the Company.

(6)	For Fiscal 2011, the figure includes a $3,661 life insurance premium, $21,184 paid by the Company during Fiscal 2011 as reimbursement for interim housing expenses, and a $7,188 gross-up payment to cover taxes associated with Mr. Becker’s interim housing.

(7)	Elected Vice President, Chief Financial Officer and Treasurer effective April 4, 2011.

(8)	For Fiscal 2011, the figure includes a $3,480 life insurance premium, a $3,682 auto allowance, $5,000 for legal advice, $15,486 as reimbursement for COBRA expenses, a $112,269 payment for accrued and unused vacation upon termination of Mr. Puehringer’s employment with the Company, $315,000 in severance payments and $94,500 in deferred compensation payments.

(9)	For Fiscal 2011, the figure includes a $1,117 long-term disability insurance premium, a $2,831 auto allowance and a $8,827 payment for accrued and unused vacation upon Mr. Jordan’s termination of employment with the Company.

(10)	For Fiscal 2011, the figure includes a $14,559 auto allowance and $8,701 contribution to a personal pension insurance. Dr. Weisser’s Fiscal 2011 salary and benefits amounts are translated from Euros using the exchange rate in effect on June 30, 2011.

(11)	For Fiscal 2011, the figure includes a $16,813 auto allowance, $32,000 contribution to a personal pension insurance $1,985 for longer term disability insurance and $1,145 for immediate medical care insurance. Mr. Hultberg’s Fiscal 2011 salary and benefit amounts are translated from SEKs using the exchange rate in effect on June 30, 2011.

(12)	Elected Vice President effective November 16, 2010. Mr. Hansson’s Fiscal 2011 salary and benefit amounts are translated from SEKs using the exchange rate in effect on June 30, 2011.

(13)	For Fiscal 2011, the figure includes a $9,592 auto allowance, $39,001 contribution to a personal pension insurance, $3,933 for long-term disability insurance and $1,707 for immediate medical care insurance. Mr. Hansson’s Fiscal 2011 salary and benefit amounts are translated from SEKs using the exchange rate in effect on June 30, 2011.

Employment Agreements

     Mark T. Becker

     On January 5, 2011, the Company entered into an employment agreement with Mark T. Becker, its President and Chief Executive Officer, effective October 1, 2010. The agreement provides for the Company to (a) pay to Mr. Becker (i) an annual base salary of $300,000, subject to adjustment (upward but not downward by the Board, in its sole discretion) based on Mr. Becker’s performance and the attainment by Mr. Becker of objectives mutually agreed-upon by Mr. Becker and the Board, which are reviewed annually by the Compensation Committee of the Board who communicates its findings to the Board, (ii) a cash bonus of up to $300,000 based on completion of certain stated objectives, and (iii) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was initiated by the Company or by Mr. Becker, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability or a change of control; (b) grant to Mr. Becker as an inducement to enter into the employment agreement, options to purchase (i) 200,000 shares of Class A Common Stock of the Company at an exercise price of $1.20 per share under the Company’s 2005 Equity Compensation Plan, which options immediately vested on October 1, 2010, and (ii) 200,000 shares of Class A Common Stock of the Company at an exercise price of $1.20 per share, which options vested on October 1, 2011. Mr. Becker’s employment agreement could terminate on or after March 31, 2012 upon three (3) months’ notice given by either Mr. Becker or the Company to the other (or earlier upon death or disability). Mr. Becker has agreed that, for a period of two (2) years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

     Ivan R. Habibe

     Effective April 4, 2011, the Company entered into an employment agreement with Ivan R. Habibe, its Chief Financial Officer, Treasurer and Vice President of Global Administrative Services. The agreement provides for the Company to (a) pay to Mr. Habibe (i) an annual base salary of $250,000 subject to adjustment (upward but not downward by the Board, in its sole discretion) based on Mr. Habibe’s performance and the attainment by Mr. Habibe of objectives mutually agreed-upon by Mr. Habibe and the CEO, which are reviewed annually by the CEO who communicates his findings to the Compensation Committee of the Board and the Board of Directors, (ii) incentive compensation under the Company’s MICP, and (iii) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was before or after July 4, 2011, initiated by the Company or by Mr. Habibe, or was with or without cause or due to his death or disability or a change of control; and (b) grant to Mr. Habibe as an inducement to enter into the employment agreement, options to purchase 150,000 shares of Class A Common Stock of the Company at an exercise price of $1.61 per share within thirty (30) days of the effective date of Mr. Habibe’s employment agreement which options will vest in three equal annual installments commencing on the first anniversary of the date of grant. Mr. Habibe’s employment agreement could terminate with thirty (30) days prior notice given by either Mr. Habibe or the Company to the other (or earlier upon death or disability). Mr. Habibe has agreed that, for a period of one (1) year after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

     Birger Hansson

     In January 2006, the Company’s Swedish subsidiary, Baldwin Jimek AB, entered into a new employment agreement with Birger Hansson, the Company’s Director of Global Product & Business Development, effective July 1, 2005, replacing an earlier agreement dated February 10, 1995 with a predecessor company. The new agreement was amended on January 3, 2011 to clarify Mr. Hansson’s duties and change his title to Vice President – Product Management and R&D. The new agreement, as amended, provides for the Company to pay to Mr. Hansson (a) a base monthly salary of 112,227 SEK, which was increased to 119,062 SEK per month effective July 1, 2008, (this was amended by Letter Agreement dated January 29, 2009, wherein Mr. Hansson agreed to a ten (10%) percent reduction in his base salary, effective February 1, 2009, which reduction was lifted on October 1, 2010), and increased to 130,968 SEK per month (approximately $19,431) effective January 1, 2011, (b) incentive compensation under the Company’s MICP, and (c) a supplemental retirement contribution of 15%

annually to a pension scheme of his choice. Mr. Hansson has an early retirement option at age sixty (60) which, if exercised, calls for the Company to make payments equal to 50% of his then current monthly base salary for twenty-four (24) months following retirement. The employment agreement is valid until terminated by either Mr. Hansson or the Company with six (6) months written notice given to the other. Mr. Hansson has agreed that, during any notice period, and if terminated by the Company, during an additional twenty-four month severance period, he will not compete, directly or indirectly, with the Company.

     Peter Hultberg

     In September 2009, the Company’s Swedish subsidiary, Baldwin Jimek AB, entered into a new employment agreement with Peter Hultberg, the Company’s Vice President – Marketing, Sales and Service, effective July 1, 2009, replacing an earlier agreement dated March 3, 2006. The new agreement was amended on January 3, 2011 to clarify Mr. Hultberg’s duties and change his title to Managing Director/Vice President – Global Sales and Marketing. The new agreement, as amended, provides for the Company to pay to Mr. Hultberg (a) a base monthly salary of SEK 110,508, which was increased to SEK 125,000 per month (approximately $17,565) effective January 1, 2010 (this was amended by Letter Agreement dated January 29, 2009, wherein Mr. Hultberg agreed to a ten (10%) percent reduction in his base salary, effective February 1, 2009, which reduction was lifted on October 1, 2010), (b) incentive compensation under the Company’s MICP, (c) equity compensation under the Company’s 2005 Equity Compensation Plan, and (d) a supplemental retirement contribution of 15% annually to a pension scheme of his choice. The agreement is valid until terminated by either Mr. Hultberg or the Company with six months written notice given to the other. If terminated by the Company, Mr. Hultberg shall be entitled to receive a severance payment equal to six months salary following expiration of the notice period. Mr. Hultberg has agreed that, during any notice period, and if terminated by the Company, during an additional six month severance period, he will not compete, directly or indirectly, with the Company.

     Steffen Weisser

     In September 2009, the Company’s German subsidiary, Baldwin Germany GmbH, entered into a new employment agreement with Dr. Steffen Weisser, the Company’s Vice President – Operations, effective July 1, 2009, replacing an earlier agreement dated June 28, 2007. The new agreement was amended on January 3, 2011 to clarify Dr. Weisser’s duties and change his title to Managing Director of Baldwin Germany GmbH and Vice President – Global Operations of the Company. The new agreement, as amended, provides for the Company to pay to Dr. Weisser (a) an annual base salary of EU 190,000 which was increased to EU 200,000 (approximately $244,580) effective January 1, 2010 (this was amended by Letter Agreement dated January 29, 2009, wherein Dr. Weisser agreed to a ten (10%) percent reduction in his base salary, effective February 1, 2009, which reduction was lifted on October 1, 2010), (b) incentive compensation under the Company’s MICP, (c) equity compensation under the Company’s 2005 Equity Compensation Plan, and (d) a private pension insurance scheme contribution of up to EU 500 per month. The agreement is valid until terminated by either Dr. Weisser or the Company with six months written notice given to the other, but if not previously terminated, it shall expire when Dr. Weisser reaches the age of 65. If terminated by the Company without cause, Dr. Weisser shall be entitled to receive a severance payment equal to six months salary following expiration of the notice period. Dr. Weisser has agreed that, during any notice period, and if terminated by the Company, during an additional six month severance period, he will not compete, directly or indirectly, with the Company, in exchange for fifty (50%) percent of his average total monthly salary for six months, less any severance paid.

GRANTS OF PLAN-BASED AWARDS
FOR THE FISCAL YEAR ENDED JUNE 30, 2011

     The following table sets forth information regarding grants made during the fiscal year ended June 30, 2011 to the NEOs pursuant to the Company’s 2005 Equity Compensation Plan and the 2011 MICP.

							All Other
						All Other	Option		Grant Date
						Stock Awards:	Awards:		Fair Value
						Number of	Number of	Exercise or	of Stock
			Estimated Future Payouts Under			Shares of	Securities	Base Price	and Option
			Non-Equity Incentive Plan Awards			Stock or Units	Underlying	of Option	Awards
Name	Grant Date		Threshold	Target	Maximum	(#)	Options (#)	Awards ($)	($)(10)
Mark T. Becker	10/01/2010	(1)	$0	$300,000	$300,000	—	—	—	—
	10/1/2010	(4)	—	—	—	—	200,000	$1.20	$110,465
	10/1/2010	(5)	—	—	—	—	200,000	$1.20	$110,465
Ivan R. Habibe	04/04/2011	(2)	$0	$31,250	$46,875	—	—	—	—
	04/04/2011	(6)	—	—	—	—	150,000	$1.61	$116,235
Birger Hansson	09/28/2010	(3)	$0	$124,178	$186,267	—	—	—	—
	02/17/2011	(7)	—	—	—	—	45,000	$1.52	$32,936
Karl S. Puehringer(8)	09/28/2010	(3)	$0	$52,500	$78,750	—	—	—	—
John P. Jordan(9)	09/28/2010	(3)	$0	$80,325	$120,488	—	—	—	—
Steffen Weisser	09/28/2010	(3)	$0	$145,012	$217,518	—	—	—	—
	02/17/2011	(7)	—	—	—	—	45,000	$1.52	$32,936
Peter Hultberg	09/28/2010	(3)	$0	$118,519	$177,778	—	—	—	—
	02/17/2011	(7)	—	—	—	—	45,000	$1.52	$32,936
____________________

(1)	Amounts shown in the table above as “Target” and “Maximum” are the bonus amounts as stipulated in Mr. Becker’s employment agreement. An estimated payment of $260,000 was earned by Mr. Becker during the Company’s fiscal year ended June 30, 2011.

(2)	Amounts shown in the table above as “Target” and “Maximum” are the bonus amounts as stipulated in Mr. Habibe’s employment agreement and are pro-rated based on Mr. Habibe’s date of employment with the Company of April 4, 2011; no bonus payments were earned by or made to Mr. Habibe during the Company’s fiscal year ended June 30, 2011.

(3)	Award letters were distributed on this date under the Company’s Fiscal 2011 MICP. No payments were earned by or made to the NEOs or former NEOs under the Fiscal 2011 MICP for the Company’s fiscal year ended June 30, 2011.

(4)	Stock Options granted at an exercise price of $1.20 per share; options vested immediately on the Grant Date.

(5)	Stock Options granted at an exercise price of $1.20 per share; options vested one year from the Grant Date.

(6)	Stock Options granted at an exercise price of $1.61 per share, which represents the closing price of the Company’s Class A Common Stock on the Grant Date; options vest one third on each of the first, second and third anniversaries of the Grant Date and expire on the tenth anniversary of the Grant Date.

(7)	Stock Options granted at an exercise price of $1.52 per share, which represents the closing price of the Company’s Class A Common Stock on the Grant Date; options vest one third on each of the second, third and fourth anniversaries of the Grant Date and expire on the tenth anniversary of the Grant Date.

(8)	Target and maximum bonus amounts are pro-rated to reflect the termination of Mr. Puehringer’s employment on September 30, 2010.

(9)	Target and maximum bonus amounts are pro-rated to reflect the termination of Mr. Jordan’s employment on February 16, 2011.

(10)	Represents the aggregate Grant Date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 178).

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2011

     The following table lists the outstanding stock options, and the unvested restricted stock awards, restricted stock unit awards and performance share awards held at June 30, 2011 by each of the NEOs and former NEOs.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
		Number of	Number of					Plan Awards:	Market or
		Shares of	Shares of				Market	Number of	Payout Value
		Common	Common			Number	Value of	Unearned	of Unearned
		Stock	Stock			of Shares	Shares or	Shares, Units	Shares, Units
		Underlying	Underlying			or Units of	Units of	or Other	or Other
		Unexercised	Unexercised	Option		Stock that	Stock that	Rights that	Rights that
		Options	Options	Exercise	Option	have not	have not	have not	have not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)(a)	($)(1)	(#)(b)	($)(1)
Karl S. Puehringer(2)	11/13/2001	25,000	—	$1.15	09/30/2012	—	—	—	—
	8/13/2002	30,000	—	$0.82	09/30/2012	—	—	—	—
Steffen Weisser	11/11/2008	—	—	—	—	—	—	4,000	$4,760
	11/11/2008	—	—	—	—	2,667	$3,174	—	—
	08/17/2009	—	—	—	—	16,667	$19,834	—	—
	11/10/2009	—	15,000	$1.82	11/10/2019	—	—	—	—
	11/10/2009	—	—	—	—	10,000	$11,900	—	$17,850
	11/10/2009	—	—	—	—	—	—	15,000	—
	02/17/2011	—	45,000	$1.52	02/17/2021	—	—	—
Peter Hultberg	08/17/2004	5,000	—	$3.41	08/17/2014	—	—	—	—
	11/11/2008	—	—	—	—	—	—	4,000	$4,760
	11/11/2008	—	—	—	—	2,667	$3,174	—	—
	08/17/2009	—	—	—	—	16,667	$19,834	—	—
	11/10/2009	—	15,000	$1.82	11/10/2019	—	—	—	—
	11/10/2009	—	—	—	—	10,000	$11,900	—	—
	11/10/2009	—	—	—	—	—	—	15,000	$17,850
	02/17/2011	—	45,000	$1.52	02/17/2021	—	—	—	—
Mark T. Becker	11/12/2003	5,000	—	$1.90	11/12/2013	—	—	—	—
	11/10/2004	5,000	—	$3.25	11/10/2014	—	—	—	—
	11/10/2009	—	3,000	$1.82	11/10/2019	—	—	—	—
	10/1/2010	200,000	—	$1.20	10/1/2020	—	—	—	—
	10/1/2010	—	200,000	$1.20	10/1/2020	—	—	—	—
Ivan R. Habibe	04/04/2011	—	150,000	$1.61	04/04/2021	—	—	—	—
Birger Hansson	08/17/2004	5,000	—	$3.41	08/17/2014	—	—	—	—
	11/11/2008	—	—	—	—	2,667	$3,174	—	—
	11/11/2008	—	—	—	—	—	—	4,000	$4,760
	11/10/2009	—	8,000	$1.82	11/10/2019	—	—	—	—
	11/10/2009	—	—	—	—	5,333	$6,346	—	—
	11/10/2009	—	—	—	—	—	—	8,000	$9,520
	02/17/2011	—	45,000	$1.52	02/17/2021	—	—	—	—

____________________

(1)	Represents the number of shares of unvested RSAs, RSUs or PSAs which remain under restriction multiplied by $1.19, the fair market value (closing price) of the Company’s Class A Common Stock on June 30, 2011, the last trading day of Fiscal 2011.

(2)	Pursuant to the Termination Agreement between Karl S. Puehringer and the Company, effective September 30, 2010, stock options which were granted to Mr. Puehringer and which have vested but would otherwise have expired prior to September 30, 2012 may be exercised by Mr. Puehringer and shall not expire until September 30, 2012.

VESTING SCHEDULE FOR UNVESTED RSAS AND PSAS

     The amounts shown in columns (a) and (b) of the Outstanding Equity Awards at June 30, 2011 Table above are RSAs or RSUs and PSAs that have not yet vested. The table below shows the vesting schedules for these outstanding awards. All awards below vest on the anniversary of the date of grant in the calendar year indicated except PSAs which vest upon achieving certain targets by the fiscal year end (June 30) in the calendar year indicated.

Name	Grant Date		CY2011	CY2012	CY2013
Birger Hansson	11/11/2008		2,667	—	—
	11/11/2008	(1)	4,000	—	—
	11/10/2009		2,666	2,667	—
	11/10/2009	(1)	—	8,000	—
Peter Hultberg	11/11/2008		2,667	—	—
	11/11/2008	(1)	4,000	—	—
	08/17/2009		8,333	8,333	—
	11/10/2009		5,000	5,000	—
	11/10/2009	(1)	—	15,000	—
Steffen Weisser	11/11/2008		2,667	—	—
	11/11/2008	(1)	4,000	—	—
	08/17/2009		8,333	8,333	—
	11/10/2009		5,000	5,000	—
	11/10/2009	(1)	—	15,000	—
____________________

(1)	PSAs

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL
YEAR ENDED JUNE 30, 2011

     The following table lists the exercise of stock options and the lapse of restrictions with respect to restricted stock awards (RSAs) or restricted stock units (RSUs) for each NEO during the fiscal year ended June 30, 2011.

	Option Awards		Stock Awards
	Number of		Number of
	Shares of		Shares of
	Common Stock	Value Realized	Common Stock	Value Realized
	Acquired	on Exercise	Acquired	on Vesting
	on Exercise	($)	on Vesting	($)
Name	(#)	(1)	(#)	(2)
Karl S. Puehringer	—	—	16,667	$25,000
Mark T. Becker	3,000	$1,080	3,000	$3,600
	5,000	$4,550	756	$877
John P. Jordan	—	—	5,000	$6,000
	—	—	5,556	$6,556
	—	—	6,667	$7,734
Ivan R. Habibe	—	—	—	—
Peter Hultberg	—	—	2,666	$3,146
	—	—	2,500	$2,900
			5,000	$6,000
Steffen Weisser	—	—	2,666	$3,146
	—	—	5,000	$6,000
			3,333	$3,866
Birger Hansson	—	—	2,667	$3,200
	—	—	2,666	$3,146
	—	—	2,500	$2,900
____________________

(1)	Value Realized on Exercise represents the difference between the exercise price and the fair market value (closing price) of the Company’s Class A Common Stock on the date the options were exercised.

(2)	Value Realized on Vesting represents the fair market value (closing price) of the Company’s Class A Common Stock on the date the restrictions on the RSAs or RSUs lapsed.

PENSION BENEFITS (SUPPLEMENTAL RETIREMENT BENEFITS — SERPs)

     The table below shows the present value of accumulated benefits as of the last day of the fiscal year ended June 30, 2011 payable to each of the former NEOs who have SERP arrangements with the Company and the number of years of service credited to each of those former NEOs under the SERP agreements. The calculation and valuation of the accumulated benefits for the fiscal year ended June 30, 2011 were made by Watson Wyatt Worldwide, the Company’s actuarial consultants, in accordance with requirements of applicable generally accepted accounting standards and in conformance with generally accepted actuarial principles and practices.

The material assumptions used in those calculations are set forth in Note 12 – Supplemental Compensation -- to the consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and are incorporated by reference herein.

			Present
		Number of Years	Value of Accumulated	Payments During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Karl S. Puehringer	SERP	9	$1,295,871 (1)	$94,500
John P. Jordan	SERP	3	$246,550 (2)	—
____________________

(1)	The amount shown in the table represent the present value of the accumulated benefit; however, pursuant to the Termination Agreement between Karl S. Puehringer and the Company, effective September 30, 2010, Mr. Puehringer or his Beneficiary will be paid an actual amount equal to one million eight hundred ninety thousand ($1,890,000) dollars commencing in April 2011 and ending in September 2025, payable $31,500 during April, May and June 2011 and thereafter a monthly payment of $10,500 for a period of one hundred seventy-one (171) months.

(2)	The amount shown in the table represents the present value of the accumulated benefit; however, pursuant to the Termination Agreement between John P. Jordan and the Company, effective February 16, 2011, Mr. Jordan or his Beneficiary will be paid an actual amount equal to three hundred six thousand ($306,000) dollars commencing in September 2011 and ending in March 2021, payable $17,850 during September 2011 and thereafter a monthly payment of $2,550 for a period of one hundred thirteen (113) months.

     Other than the benefits described above, the Company does not provide either its former NEOs or current NEOs with any nonqualified deferred compensation benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The employment agreements that the Company has entered into with each of the current NEOs require the Company to provide for certain payments to those NEOs in the event of termination of their employment or a change in control of the Company. The following table shows estimated payments to each of the Company’s current NEOs under their existing contracts under various scenarios involving a termination of employment or a change in control of the Company, assuming that such individual’s employment was terminated or a change in control of the Company had occurred on June 30, 2011.

Payment	Mark T. Becker	Ivan R. Habibe	Steffen Weisser	Peter Hultberg	Birger Hansson
Upon termination by the
Company without Cause
Cash Severance	$300,000	$125,000	$145,012	$118,519	$496,712
Accrued but unpaid MICP(1)	$300,000	$125,000	$145,012	$118,519	$124,178
Insurance reimbursement	$14,445	$9,984	—	$6,301	—
Accrued vacation	$18,462	$5,769	$22,310	$68,486	$69,606

Payment	Mark T. Becker	Ivan R. Habibe	Steffen Weisser	Peter Hultberg	Birger Hansson
Upon termination by Mutual
Consent
Accrued but unpaid MICP	$300,000	$125,000	$145,012	$118,519	$124,712
Insurance reimbursement	$14,445	$9,984	—	$6,301	—
Accrued vacation	$18,462	$5,769	$22,310	$68,486	$69,606

Upon termination by the
Company for Cause
Accrued vacation	$18,462	$5,769	$22,310	$68,486	$69,606

Upon termination by the Executive
upon a change in control(2)
Cash Severance	$300,000	$125,000	—	—	—
Accrued but unpaid MICP	$300,000	$125,000	—	—	—
Insurance reimbursement	$14,445	$9,984	—	—	—
Accrued vacation	$18,462	$5,769	$22,310	$68,486	$69,606

Upon termination by the Company
upon a change in control(2)
Cash Severance	$300,000	$250,000	$145,012	$118,519	$496,712
Accrued but unpaid MICP	$300,000	$125,500	$145,012	$118,519	$124,178
Insurance reimbursement	$14,445	$9,984	—	$6,301	—
Accrued vacation	$18,462	$5,769	$22,310	$68,486	$69,606

Upon termination as a result of
Disability
Severance Payment	$300,000	$125,000	—	—	—
Accrued but unpaid MICP	$300,000	$125,000	$145,012	$118,519	$124,178
Insurance reimbursement	$14,445	$9,984	—	—	—
Accrued vacation	$18,462	$5,769	$22,310	$68,486	$69,606

Upon termination as a result of
Death
Severance Payment	$300,000	$125,000	—	—	—
Accrued but unpaid MICP	$300,000	$125,000	$145,012	$118,519	$124,178
Accrued vacation	$18,462	$5,769	$22,310	$68,486	$69,606
____________________

(1)	Reflects the value of the payment under the Company’s MICP assuming the payout was at 100% of the target.

(2)	Upon the occurrence of a change in control (e.g. (i) the consummation of a merger or consolidation of the Company, with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization, (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets, (iii) a change in the composition of the Board, as result of which fewer than 40% of the incumbent directors are directors who had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control, or (iv) any transaction as a result of which any person is the “beneficial owner”, directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then out-standing voting securities), either the Company or the NEO may terminate the NEOs employment and the NEO shall be entitled to receive such payments from the Company.

     With regard to Mr. Puehringer, his employment by the Company as well as his amended and restated employment agreement were terminated effective September 30, 2010 pursuant to a Termination Agreement dated September 30, 2010 between the Company and Mr. Puehringer. Disclosure of the terms of that Termination Agreement and all payments made or to be made to Mr. Puehringer was made in the Company’s 2010 proxy statement.

     With regard to Mr. Jordan, his employment by the Company as well as his amended employment agreement were terminated effective April 9, 2011 pursuant to a Termination Agreement dated February 16, 2011. Pursuant to that Termination agreement, Mr. Jordan resigned as Vice President, Chief Financial Officer and Treasurer of the Company, and the Company paid or will pay to Mr. Jordan the following:

     Accrued and Unpaid Salary: $16,673

     Severance Compensation: $127,500

     Deferred Compensation: $306,000, payable in an initial installment of $17,850 in September 2011 and thereafter, commending in October 2011, in monthly installments of $2,550 for 113 months.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

     Samuel B. Fortenbaugh III, a Director of the Company since 1987, has rendered legal services to the Company since September 2002. During the fiscal year ended June 30, 2011, the Company paid $246,000 to Mr. Fortenbaugh for legal services rendered. Prior to September 2002, Mr. Fortenbaugh was a partner of the law firm of Morgan Lewis & Bockius LLP, which firm has rendered legal services to the Company since 1980.

     Akira Hara, a Director of the Company from 1989 through 2008, served as a strategic advisor to the Company from January 1, 2004 through October 1, 2008 and since that time has served as a senior advisor to the Company. He was also a non-executive Chairman of Baldwin Japan Limited, a wholly-owned subsidiary of the Company until September 2011. During the fiscal year ended June 30, 2011, the Company paid approximately $46,000 to Mr. Hara for his services as a senior advisor. In addition, Mr. Hara receives benefits under a non-qualified supplemental executive retirement plan, which expires in 2015 or upon his death, whichever occurs later. The estimated annual benefit paid to Mr. Hara under this supplemental plan is approximately $183,000.

PROPOSAL TWO
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Grant Thornton LLP (“GT”) has audited the accounts of the Company beginning with the fiscal year ended June 30, 2007. The Audit Committee has appointed GT to audit the Company’s consolidated financial statements for fiscal 2012.

     Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Committee has recommended that the Board submit this matter to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain GT and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

     A representative of GT will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Fees to Independent Auditors

     The following table presents fees billed for professional services rendered to the Company by GT for the audit of Baldwin’s annual financial statements, the reviews of the financial statements in Baldwin’s Forms 10-Q and other services in connection with statutory and regulatory filings and engagements for Fiscal 2010 and 2011 and fees billed in those fiscal years for audit-related services, tax services and all other services rendered by GT.

	2011	2010
Audit Fees	$844,350	$1,182,448
Audit-Related Fees	$348,000	$3,600
Tax Fees	$—	$—
All Other Fees	$—	—
TOTAL	$1,192,350	$1,186,048

     In accordance with its charter, the Audit Committee pre-approves all non-audit fees. There were no non-audit services provided by GT to the Company during Fiscal 2011 or Fiscal 2010.

The Board of Directors recommends a vote “FOR” ratification of the appointment by the Audit Committee of Grant Thornton LLP (Item 2 on the proxy card).

PROPOSAL THREE
APPROVAL OF AMENDMENT TO THE 2005 EQUITY COMPENSATION PLAN

     The Board of Directors and its Compensation Committee believe that attracting and retaining employees, non-employee Board members, and other persons who provide services to the Company, of high quality has been and will continue to be essential to the Company’s growth and success. Consistent with this view, the Board adopted, and the stockholders approved, the 2005 Equity Compensation Plan (the “2005 Plan”) in November 2005 and amended it in 2008. The 2005 Plan, as amended, provides a vehicle pursuant to which equity awards may be made in the form of stock options, restricted stock, performance grants, etc. Currently, there are 358,213 shares of Class A Common Stock remaining that could be awarded under the 2005 Plan, as amended. The 2005 Plan’s original limit was 1,200,000 shares, but the Plan was amended in 2008 to add another 1,000,000 shares. In order to continue to make equity awards under the 2005 Plan, the Board determined it was necessary to again increase the plan limit. Therefore, the Board has adopted, subject to stockholder approval, an amendment to the 2005 Plan, as amended, increasing by 1,000,000 shares the number of shares of Class A Common Stock that may be subject to awards outstanding under the 2005 Plan, as amended, from 2,200,000 to 3,200,000.

     Below is a summary of the principal provisions of the 2005 Plan, as amended, and its operation. A copy of the 2005 Plan, as amended, is set forth in full in Appendix A to this Proxy Statement, and the following description of the 2005 Plan, as amended, is qualified in its entirety by reference to Appendix A.

Potential Dilution

     The aggregate number of shares that may be issued to employees, non-employee directors and other persons who provide services to the Company under the 2005 Plan will not exceed 3,200,000. Shares subject to awards granted under the 2005 Plan which are subsequently forfeited, expire unexercised or are otherwise not issued will not be treated as having been issued for purposes of the share limitation.

Restrictions on Repricing

     The 2005 Plan includes a restriction that, unless authorized by stockholders, the Company will not amend or replace options previously granted under the 2005 Plan in a transaction that constitutes a “repricing” under U.S. generally accepted accounting principles.

Administration

     The Compensation Committee or a sub-committee of its members will have the authority to select award recipients, determine the type, size and other terms and conditions of the award, and make all other decisions and determinations as may be required under the terms of the 2005 Plan or as the Compensation Committee may deem necessary or advisable for the administration of the 2005 Plan. The Compensation Committee will be permitted to delegate to one or more senior executives of the Company (i) the authority to make grants of awards to officers (other than executive officers) and employees of the Company and (ii) such other administrative responsibilities.

Eligibility

     Employees (including officers) and non-employee directors of the Company and its subsidiaries and other persons who provide substantial services to the Company and its subsidiaries are eligible to be selected as award recipients.

Type of Awards

     The 2005 Plan gives the Committee the flexibility to grant a variety of other equity instruments in addition to stock options, including restricted stock, bonus shares, stock appreciation rights, share units, performance units and dividend equivalents. Awards may be granted alone or in combination with any other award granted under the 2005 Plan or any other plan. The Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award. Unless otherwise set forth in an award agreement, stock options vest in three equal annual installments commencing on the second anniversary of the date of the grant and all awards other than stock options vest in three equal annual installments commencing on the first anniversary of the date of the grant. Upon a Change in Control (as defined in the Plan), any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any award will be automatically accelerated or waived so that if no exercise of the award is required, the award may be realized in full at the time of the occurrence of the Change in Control or if exercise of the award is required, the award may be exercised at the occurrence of the Change in Control.

Certain Performance-Based Awards

     The Committee may grant performance awards, which may be cash or stock-based. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Committee will set the performance goals used to determine the amount payable pursuant to a performance award. In order to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the covered employees must be selected from among the following: earnings per share; revenues; cash flow; cash flow return on investment; return on net assets, return on assets, return on investment, return on invested capital, return on equity; profitability; economic value added; operating margins or profit margins; income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; total stockholder return or stock price; book value per share; expense management; improvements in capital structure; working capital; days sales outstanding; days payables outstanding; inventory turns; and costs. Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, divisions, or other business units, and may be with fixed, quantitative targets; targets relative to past performance; or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison.

Limitations on Stock-Based Awards

     The aggregate number of shares that may be issued to employees, non-employee directors and persons who provide services to the Company under the 2005 Plan, as amended, will not exceed 3,200,000. Shares issued under the 2005 Plan that are reacquired by the Company in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will not be treated as having been issued for purposes of the share limitation. Shares delivered under the Plan may be newly issued shares, treasury shares, or shares acquired in the open market. In any calendar year, no participant in the Plan may be granted stock-based awards that related to more than 200,000 shares, or cash-based awards that can be settled for more than $1 million.

Adjustments

     In the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Company’s common stock, the Compensation Committee may adjust the number and kind of shares subject to the aggregate and individual share limitations described above. The Compensation Committee may also adjust outstanding awards upon occurrence of these events in order to preserve the award without enhancing the value of the award. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Amendment, Termination

     The Board may amend, suspend, discontinue, or terminate the 2005 Plan or the Compensation Committee’s authority to grant awards under the 2005 Plan without stockholder approval, provided that stockholder approval will be required for any amendment that will require stockholder approval as a matter of law or regulation or under the NYSE Amex rules. Unless earlier terminated, the 2005 Plan will terminate on November 8, 2015, which is ten years after the Plan’s original approval by stockholders.

Tax Consequences

     The federal income tax consequences arising with respect to awards granted under the 2005 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based” compensation Section 162(m) of their Internal Revenue Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

     The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2005 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2005 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

     Future benefits under the 2005 Plan, as amended, generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable. During Fiscal 2011, awards were made under the 2005 Plan, as amended, to the named executive officers as set forth herein in the tables captioned Summary Compensation Table and Option /SAR Grants in Last Fiscal Year. The amount and/or value of awards made during Fiscal 2011 under the 2005 Plan to the Company’s non-employee directors is set forth herein under Compensation of Directors. In addition, during Fiscal 2011, a total of 292,000 stock options were granted to all of the Company’s employees (other than named executive officers) under the 2005 Plan, as amended.

Vote Required for Approval

     Approval of the Amendment to the 2005 Plan, as amended, requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.

The Board of Directors unanimously recommends a vote “FOR” approval of the Amendment to the Baldwin Technology Company, Inc. 2005 Equity Compensation Plan, as amended (Item #3 on the proxy card).

STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company’s 2012 proxy statement provided they are received by the Company no later than June 24, 2012, which, pursuant to SEC rules, is 120 days prior to the first anniversary of the mailing date of this proxy statement for the 2011 Annual Meeting of Stockholders, and are otherwise in compliance with applicable SEC regulations. A stockholder who wishes to present a proposal at the 2012 Annual Meeting of Stockholders when such proposal is not intended to be included in the Company’s 2012 proxy statement must give advance notice to the Company on or before September 7, 2012, which, pursuant to SEC rules, is 45 days prior to the first anniversary of the mailing date of this proxy statement for the 2011 Annual Meeting of Stockholders.

GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matter or proposal that may legally come before the meeting or any adjournment thereof in accordance with the discretion of the persons named therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Company, the SEC, and the NYSE Amex initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2011, to the best of the Company’s knowledge, all required reports were filed on a timely basis, except one. Dr. Steffen Weisser filed a Form 5 to report a transaction that should have been reported on a Form 4. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including financial statements, may be obtained without charge by writing to the Company Secretary at the above address. The Annual Report is also available on the Company’s website at www.baldwintech.com under “Investor Relations”.

OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company, or by the proxy solicitation firm hired by the Company, Eagle Rock Proxy Advisors.

Helen P. Oster
Secretary

BALDWIN TECHNOLOGY COMPANY, INC.

2005 EQUITY COMPENSATION PLAN, AS AMENDED

(as amended, August 2011)

     (1) Purpose of the Plan

          The purpose of this 2005 Equity Compensation Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based” compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan.

     (2) Definitions

          Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meanings set forth in this Section.

a.	“Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

b.	“Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

c.
“Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Company a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

d.	“Board” means the Board of Directors of the Company.

e.	“Change in Control” means the occurrence of any of the following events:

                    (a) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act)), other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the beneficial ownership of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 35% or more of the total voting power of all classes of the voting securities of the Company then outstanding;

                    (b) the consummation of any transaction or series of transactions described in Section 7, other than any such transaction(s) which results in at least 65% of the total voting power represented by all classes of the voting securities of the Company (or, if the Company does not survive, the surviving entity) outstanding immediately after such transaction(s) being beneficially owned by at least 65% of the holders of all classes of voting securities of the Company outstanding immediately prior to the transaction(s), with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction(s);

                    (c) the complete liquidation of the Company or the sale or disposition by the Company of all or a substantial portion of the Company’s assets (i.e., 60% or more of the total assets of the Company); or

                    (d) a majority of the members of the Board is composed of individuals who are not described in any of the following categories: (i) individuals who constitute the Board as of the date the Plan was adopted by the Board (the “Original Directors”), (ii) individuals who thereafter were elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming “Additional Original Directors” immediately following their election) or (iii) individuals who were elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming “Additional Original Directors” immediately following their election).

     For purposes of the foregoing, the terms “beneficial ownership”, “beneficial owner”, and “beneficially owned” shall be determined in accordance with Rule 13d-3 promulgated pursuant to the Exchange Act.

f.	“Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

g.
“Committee” means the committee appointed by the Board to administer the Plan or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

h.	“Company” means Baldwin Technology Company, Inc., a company organized under the laws of the state of Delaware.

i.	“Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

j.	“Other Awards” means Awards that are not Share-Based Awards.

k.	“Participant” means any employee, director, or other individual or entity who has been granted an Award under the Plan.

l.
“Independent Director” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the United States Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).

m.	“Shares” means common shares of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.

n.	“Share-Based Awards” means Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares.

o.	“Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company.

     (3) Administration

a.
Committee. The Compensation Committee of the Board shall administer the Plan, unless the Board shall appoint a different committee. At any time that a member of the Committee is not an Independent Director, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Independent Directors, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Independent Directors or by the Committee but with each such member who is not an Independent Director abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Independent Directors. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Independent Director(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and any authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

b.	Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

i.	adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

ii.
correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

iii.	make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

iv.	make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or any arbitral proceeding.

c.
Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate in writing, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such delegation may be revoked by the Committee at any time.

d.
Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (4) Awards

a.
Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

b.
Type of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, options to purchase Shares, restricted Shares, bonus Shares, stock appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

c.
Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m).

d.
Option Repricing. As to any Award granted as an option to purchase Shares or an appreciation right payable in Shares, the Committee is not authorized to subsequently reduce the applicable exercise price relating to such Award, or take such other action as may be considered a repricing of such Award under generally accepted accounting principles.

e.
Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

f.
Vesting. Unless otherwise set forth in an Award Agreement, (i) Awards granted as an option to purchase Shares shall vest in three equal annual installments commencing on the second anniversary of the date of such grant, and (ii) all Awards other than those granted as an option to purchase Shares shall vest in three equal annual installments commencing on the first anniversary of the date of such grant. In addition, upon a Change in Control, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Change in Control or if exercise of the Award is required, the Award may be exercised at the occurrence of the Change in Control.

     (5) Performance Awards

a.
Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

                    (a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                    (b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on invested capital, return on equity; profitability; (6) economic value added (“EVA”); (7) operating margins or profit margins; (8) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; (9) total stockholder return or stock price; (10) book value per share; (11) expense management; (12) improvements in capital structure; (13) working capital (including days sales outstanding, days payables outstanding and inventory turns); (14) costs; and (15) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. EVA means the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the performance period, as determined by the Committee. Income of a business unit may be before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, and general and administrative expenses for the performance period, if so specified by the Committee.

                    (c) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

                    (d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

                    (e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

                    (f) Impact Of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

b.
Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Independent Directors.

c.
Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     (6) Limitations on Awards

a.
Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be 3,200,000. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence.

b.
Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted Awards that relate to more than 200,000 Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

c.
Per Participant Limitation on Other Awards. In any calendar year, no Participant may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a value in excess of $1,000,000.

     (7) Adjustments

          In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Committee may make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events set forth in the preceding sentence, events constituting a Change in Control, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

     (8) General Provisions

a.
Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

b.
Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

c.
No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

d.
Taxes. The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.

e.
Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable law, regulation or stock exchange rule. The Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

f.
No Right to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

g.
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

h.
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

i.
Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

j.
Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

k.
Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

l.
Plan Termination. Unless earlier terminated by the Board, the Plan shall terminate on the day before the tenth anniversary of the later of the date the Company’s stockholders originally approved the Plan or the date of any subsequent stockholder approval of the Plan. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

(August 2011)

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BALDWIN TECHNOLOGY COMPANY, INC.	For	With- hold	For All Except
Annual Meeting of Stockholders
to be held November 10, 2011
CLASS A COMMON STOCK
    Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints MARK T. BECKER, IVAN R. HABIBE and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Hotel Sierra, 830 Bridgeport Avenue, Shelton, Connecticut on November 10, 2011 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

1.	To elect two Class III Directors to serve for a three-year term or until their successors are elected and qualified:	☐	☐	☐

Claes Warnander and Paul J. Griswold

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

		For	Against	Abstain
2.	To ratify the appointment of Grant Thornton LLC as the Company's independent registered public accountants for fiscal 2012.	☐	☐	☐
		For	Against	Abstain
3.	To approve an amendment to the Company's 2005 Equity Compensation Plan, as amended, to increase the number of shares of Class A Common Stock that may be issued to Participants by 1,000,000.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THlS PROXY WHEN PROPERLY EXECUTED WlLL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THlS PROXY WlLL BE VOTED "FOR" PROPOSALS l, 2 AND 3.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.				☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW				☐

é Detach above card, sign, date and mail in postage paid envelope provided. é

BALDWIN TECHNOLOGY COMPANY, INC.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please sign exactly as your name appears hereon.

PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THlS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com

4702

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BALDWIN TECHNOLOGY COMPANY, INC.	For	With- hold	For All Except
Annual Meeting of Stockholders
to be held November 10, 2011
CLASS B COMMON STOCK
    Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints MARK T. BECKER, IVAN R. HABIBE and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Hotel Sierra, 830 Bridgeport Avenue, Shelton, Connecticut on November 10, 2011 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

1.	To elect two Class III Directors to serve for a three-year term or until their successors are elected and qualified:	☐	☐	☐

Claes Warnander and Paul J. Griswold

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

		For	Against	Abstain
2.	To ratify the appointment of Grant Thornton LLC as the Company's independent registered public accountants for fiscal 2012.	☐	☐	☐
		For	Against	Abstain
3.	To approve an amendment to the Company's 2005 Equity Compensation Plan, as amended, to increase the number of shares of Class A Common Stock that may be issued to Participants by 1,000,000.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THlS PROXY WHEN PROPERLY EXECUTED WlLL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THlS PROXY WlLL BE VOTED "FOR" PROPOSALS l, 2 AND 3.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.				☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW				☐

é Detach above card, sign, date and mail in postage paid envelope provided. é

BALDWIN TECHNOLOGY COMPANY, INC.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please sign exactly as your name appears hereon.

PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THlS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com

4702/4703

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BALDWIN TECHNOLOGY COMPANY, INC.	For	With- hold	For All Except
Annual Meeting of Stockholders
to be held November 10, 2011
401(k) PLAN
    Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints MARK T. BECKER, IVAN R. HABIBE and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Hotel Sierra, 830 Bridgeport Avenue, Shelton, Connecticut on November 10, 2011 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

1.	To elect two Class III Directors to serve for a three-year term or until their successors are elected and qualified:	☐	☐	☐

Claes Warnander and Paul J. Griswold

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

		For	Against	Abstain
2.	To ratify the appointment of Grant Thornton LLC as the Company's independent registered public accountants for fiscal 2012.	☐	☐	☐
		For	Against	Abstain
3.	To approve an amendment to the Company's 2005 Equity Compensation Plan, as amended, to increase the number of shares of Class A Common Stock that may be issued to Participants by 1,000,000.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THlS PROXY WHEN PROPERLY EXECUTED WlLL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THlS PROXY WlLL BE VOTED "FOR" PROPOSALS l, 2 AND 3.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.				☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW				☐

é Detach above card, sign, date and mail in postage paid envelope provided. é

BALDWIN TECHNOLOGY COMPANY, INC.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please sign exactly as your name appears hereon.

PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THlS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com

4702/7250